As filed with the Securities and Exchange Commission on March 6, 2013
Registration No. 333-●

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Puerto Rico		66-0555678
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
1441 F.D. Roosevelt Avenue San Juan, Puerto Rico (787) 749-4949
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
____________________

Ramón M. Ruiz-Comas President and Chief Executive Officer 1441 F.D. Roosevelt Avenue San Juan, Puerto Rico (787) 749-4949
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
____________________

Copy to:
Nicholas A. Kronfeld Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
____________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☐                                                                                                                     Accelerated filer  ☒

Non-accelerated filer  ☐  (Do not check if a smaller reporting company)                                     Smaller reporting company  ☐
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Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Class B Common Stock	7,000,000	$128,800,000	$17,568.32

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 6, 2013
PROSPECTUS

TRIPLE-S MANAGEMENT CORPORATION

CLASS B COMMON STOCK
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Certain selling shareholders to be identified in one or more supplements to this prospectus may offer and sell our Class B common stock (the “Shares”) from time to time, in amounts, at prices and on terms that will be determined at the time such securities are offered.

Specific terms of these securities will be provided in one or more supplements to this prospectus.  You should read this prospectus and any supplements thereto carefully before you invest.

The Shares are traded on the New York Stock Exchange under the symbol “GTS”.
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Investing in the Shares involves certain risks.  See “Risk Factors” beginning on page 28 of our Annual Report on Form 10-K for the year ended December 31, 2011 and on page 51 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, each of which is incorporated by reference herein.
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Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2013

TABLE OF CONTENTS

Page

The Company	1
The Class A Common Stock Conversion	1
Where You Can Find More Information	2
Special Note on Forward-Looking Statements	2
Risk Factors	3
Use of Proceeds	3
Selling Shareholders	3
Description of Capital Stock	4
Validity of Securities	10
Experts	10

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, one or more selling shareholders may sell the Shares described in this prospectus from time to time in one or more offerings.  This prospectus provides you with a general description of the Shares.  Each time any selling shareholder sells Shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the identity of the selling shareholders.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  No offer of these securities is being made in any jurisdiction where such offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “Triple-S,” “TSM,” the “Company,” the “Corporation,” “we,” “us,” and “our” refer to Triple S- Management Corporation.

i

THE COMPANY

We are one of the most significant players in the managed care industry in Puerto Rico, serving approximately 1,721,000 members across all regions, with a 43% market share in terms of premiums written in Puerto Rico for the nine-month period ended September 30, 2012.  We have the exclusive right to use the Blue Cross and Blue Shield (“BCBS”) name and mark throughout Puerto Rico and the U.S. Virgin Islands and over 50 years of experience in the managed care industry.  We offer a broad portfolio of managed care and related products in the commercial and Medicare markets.  Until September 30, 2010 we provided managed care services to the Puerto Rico Health Insurance Plan (similar to Medicaid) (“HIP” or “Medicaid”) and beginning on November 1, 2011 we resumed our participation in this sector as an Administrative Service Only (“ASO”) provider.

________________________

Our principal executive offices are located at 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, and our telephone number is (787) 749-4949.  We maintain a website at www.triplesmanagement.com where general information about us is available.  We are not incorporating the contents of the website into this prospectus.

THE CLASS A COMMON STOCK CONVERSION

We intend to allow the conversion of seven million of our remaining nine million shares of Class A common stock into shares of Class B common stock (the “Conversion”) and concurrently conduct a marketed secondary public offering for all or a substantial majority of the converted shares (the “Offering”).  The Company, in its sole discretion, may allow shareholders to retain a portion of the converted shares rather than including them in the Offering, provided that each holder of such converted shares agrees not to offer, sell, contract to sell, pledge or otherwise dispose of such shares, directly or indirectly, for a period of 180 days following the completion of the Offering.  The amount of converted shares included in the Offering and the amount retained by holders, if any, is at the Company’s sole discretion.  We may purchase up to $30 million Class B shares in the Offering.

Unless waived by our board of directors, the Conversion is conditioned on the submission of at least seven million shares of Class A common stock for conversion into shares of Class B common stock, the successful completion of the Offering and final board approval.

The specific terms of the Offering, including the identification of the selling shareholders, the number of shares to be sold by each selling shareholder and the extent to which the Company will be acting as a purchaser in the Offering will be set forth in a supplement to this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2011;

(b)
Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2012 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2011);

(c)	Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012, September 30, 2012;

(d)	Current Report on Form 8-K dated May 4, 2012, June 5, 2012, July 3, 2012 and November 5, 2012; and

(e)	the description of our Shares set forth in our registration statement on Form 8-A (File No. 001-33865) filed on December 3, 2007 including any amendment for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning the office of Triple-S Management Corporation, 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, (787) 749-4949.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances.  Statements that use the terms ‘‘believe’’, ‘‘expect’’, ‘‘plan’’, ‘‘intend’’, ‘‘estimate’’, ‘‘anticipate’’, ‘‘project’’, ‘‘may’’, ‘‘will’’, ‘‘shall’’, ‘‘should’’ and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this prospectus and the documents incorporated by reference herein reflect, when made, our current views about future events and are based on assumptions and subject to risks and uncertainties.  Consequently, actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q.

In addition, we operate in a highly competitive, constantly changing environment that is significantly influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors and regulatory oversight.  The following is a summary of factors that either individually or in combination, if markedly different from our planning assumptions, could cause our results to differ materially from those expressed in any forward-looking statements contained in this prospectus and the documents incorporated by reference herein:

•	trends in health care costs and utilization rates;

•	ability to secure sufficient premium rate increases;

•	competitor pricing below market trends of increasing costs;

•	re-estimates of our policy and contract liabilities;

•	changes in federal or Puerto Rico government regulation of managed care, life insurance or property and casualty insurance;

•	significant acquisitions or divestitures by major competitors;

•	introduction and use of new prescription drugs and technologies;

•	a downgrade in our financial strength ratings;

•	litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies;

•	ability to contract with providers and government agencies consistent with past practice;

•	ability to successfully implement our disease management and utilization management programs;

•	volatility in the securities markets and investment losses and defaults;

•	general economic downturns, major disasters and epidemics.

The foregoing list should not be construed to be exhaustive.  We believe the forward-looking statements in this prospectus and the documents incorporated by reference herein are reasonable; however, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations or financial condition.  In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our expectations at the time such statements are made.  Further, forward-looking statements speak only as of the date they are made, and, other than as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any of them in light of new information or future events.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Shares by selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by certain shareholders of Shares resulting from the conversion of Class A common stock currently held by such shareholders.  Such Class A common stock is convertible into Shares pursuant to a resolution of our Board of Directors dated March 5, 2013 that authorized the transaction described under the caption “THE CLASS A COMMON STOCK CONVERSION.” All of the Class A common stock to be converted was issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.  All of the selling shareholders acquired their Class A common stock from us prior to our initial public offering in transactions exempt from the registration requirements of the Securities Act.  Information about the selling shareholders, where applicable, including their identities and the number of Shares to be registered on their behalf, will be set forth in an applicable prospectus supplement. No selling shareholder will sell any Shares pursuant to this prospectus until we have identified such selling shareholder and the Shares being offered for resale by such selling shareholder in a prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their Shares pursuant to an available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our articles of incorporation, our bylaws and applicable provisions of law.  We have summarized certain portions of our articles of incorporation and bylaws below.  The summary is not intended to be a complete description.  Our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  You should read our articles of incorporation and bylaws for the provisions that are important to you.

Our articles provide that we have two classes of common stock: Class A common stock and Class B common stock.  Except for the conversion provision applicable to shares of Class A common stock as described under “—Description of Common Stock—Conversion” below, and the anti-dilution rights of the Class B shareholders, as described under “—Anti-Dilution Rights” below, the rights of the two classes of common stock are identical.  Shares of Class A common stock are not listed on the New York Stock Exchange, although they may under some circumstances be converted into Class B common stock.

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, $1.00 par value per share, 100,000,000 shares of Class B common stock, $1.00 par value per share and 100,000,000 shares of preferred stock, $1.00 par value per share.

As of February 26, 2013, we had outstanding 9,042,809 shares of Class A common stock and 19,321,944 shares of Class B common stock.  At such date, our shares of Class A common stock were held of record by 2,110 shareholders and our shares of Class B common stock were of record held by 2,788 shareholders.  We expect that all shares issued by us in the future, including pursuant to our equity compensation plan, will be shares of Class B common stock.  As discussed under “—Description of Common Stock—Conversion” below, subject to the approval of our board of directors, all of the remaining shares of Class A common stock may be converted into shares of Class B common stock.  There were no shares of preferred stock outstanding as of December 31, 2012.

We refer you to our articles and bylaws, both of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Puerto Rico General Corporations Law (PRGCL).

Certain provisions of Puerto Rico law and our articles and bylaws discussed below could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise or to effect other change in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interests or our best interests.

 Anti-Dilution Rights

We may be subject to claims by providers who entered into share acquisition agreements with us and/or by certain non-medical heirs of former shareholders.  These claimants may seek to require us to issue shares of our common stock or common stock of our managed care subsidiary, Triple-S, Inc. (“TSI”), at a discount to market or fair value.  We believe that we should prevail in litigation of any judicial claims that are commenced with respect to these matters; however, we cannot predict the outcome of any such litigation, including with respect to the magnitude of any claims that may be asserted by any plaintiff, and the interests of our shareholders could be materially diluted to the extent that any of these potential claims is successful.

In order to seek to protect investors in the Class B common stock from the potentially dilutive effect of any such issuance of shares at a discount to market or fair value, we have adopted a dual class structure for our common stock.  The purpose of the dual class structure is to minimize the dilution risk to the Class B shareholders arising out of such an issuance.

Upon the issuance of any of our shares of common stock (each a “claimant share”) for a purchase price of less than the closing sale price of a share of Class B common stock on the NYSE on the trading day next preceding our first public announcement that such claimant share would be issued (i) in respect of a claim against us under any share acquisition agreement or (ii) to any purported non-medical heir of one of our predecessor entities’ or TSI’s predecessor entities’ former shareholders whose shares were cancelled following the holder’s death, in respect of any purported right of such non-medical heir to receive, by way of testate or intestate transfer or otherwise, the shares owned by such shareholder at the time of his or her death, each holder of a share of Class B common stock immediately prior to such issuance (an “original share of Class B common stock”) shall be entitled to receive as a distribution from us such number of newly-issued or treasury fully paid and non-assessable shares of Class B common stock as is necessary to maintain ownership of the approximate market value represented by the original share of Class B common stock immediately prior to our first public announcement of the planned issuance of the claimant share.

The number of new or treasury shares of Class B common stock issued in respect of each original share of Class B common stock shall be determined according to the following formula:

DR  = (CAO + X)
   (CAO + Y)

Where:

DR = the number of shares of Class B common stock that a holder of one original share of Class B common stock would be entitled to hold following the issuance of one or more claimant shares;

CAO  = the number of shares of Class A common stock outstanding immediately prior to the date on which such claimant shares are issued;

X  = the aggregate number of such claimant shares issued; and

Y  = the number of shares of common stock equal to the quotient of (a) the aggregate consideration paid for such claimant shares and (b) the average of the closing sale prices of shares of Class B common stock on the NYSE for the 10 consecutive trading days ending on the NYSE trading day immediately preceding the date on which the planned issuance of the claimant shares was first publicly announced by us.

For purposes of the foregoing, our board of directors shall determine in its sole discretion all matters of fact relevant to the application of the previously described anti-dilution rights, including, but not limited to, (i) the date of our first public announcement of any issuance of a claimant share, (ii) whether any claimant share was issued for less than the applicable closing sale price of our shares of Class B common stock, and (iii) the value of the consideration paid, if other than cash, in respect of claimant shares issued.

It is our expectation and assumption that any claimant shares issued shall be shares of Class A common stock; however, there can be no assurance that claimants will not seek and obtain shares of Class B common stock.

Upon the issuance of any share of TSI (a “TSI claimant share”) for a purchase price of less than the fair value of such share in respect of a claim against TSI under any share acquisition agreement, each holder of a share of Class B common stock at the close of business on the trading day immediately prior to such issuance (a “pre-TSI issuance share of Class B common stock”) shall be entitled to receive as a distribution from us such number of newly-issued or treasury fully paid and non-assessable shares of Class B common stock as is necessary to maintain the value of the ownership interest in us represented by the pre-TSI issuance share of Class B common stock immediately prior to our first public announcement of the planned issuance of the TSI claimant share.

The number of new or treasury shares of Class B common stock issued in respect of each pre-TSI issuance share of Class B common stock shall be determined according to the following formula:

X  =  OA (MC – VA)
  OB (VA – VO)

Where:

X = the number of shares of Class B common stock a holder of one pre-TSI issuance share of Class B common stock would be entitled to hold following the issuance of one or more TSI claimant shares;

OA= the number of shares of Class A common stock outstanding immediately prior to such issuance;

OB = the number of shares of Class B common stock outstanding immediately prior to such issuance;

MC = our market capitalization immediately prior to the first public announcement of such issuance, calculated as the closing price per share of Class B common stock on the NYSE on the NYSE trading day next preceding such announcement, multiplied by the total number of shares of Class B common stock and Class A common stock outstanding on that day;

VA = MC multiplied by the percentage of our common stock capital represented by the shares of Class A common stock; and

VO = the difference between the fair value of the TSI claimant shares issued and the total consideration paid for such TSI claimant shares.

Provided, that in any case in which VA – VO is less than $0.01, VA – VO shall be deemed to be $0.01.

For purposes of the foregoing, our board of directors shall determine, in its sole discretion, all matters of fact relevant to the application of the previously described anti-dilution rights, including, but not limited to, (i) each of the values in the foregoing formula, (ii) whether a TSI claimant share was issued for less than fair value and (iii) the value of the consideration paid, if other than cash, in respect of TSI claimant shares issued.

In the event that claimants are issued shares of our managed care subsidiary, TSI, at less than fair value, we will not be able to prevent dilution of the value of the Class B shareholders’ ownership interest in us to the extent that the net value received by such claimants exceeds the value of our outstanding shares of Class A common stock.

Any fractional shares of Class B common stock resulting from any issuance of shares pursuant to the anti-dilution rights of the Class B common stock shall be aggregated with all other fractional shares resulting from the issuance of shares pursuant to such rights on the same day and sold on the open market by the transfer agent for the shares of Class B common stock or such other agent as may be designated by the board of directors in its sole discretion.  The proceeds of such sale will be distributed to the registered holders of shares of Class B common stock to whom such fractional shares would have been issued, in proportion to such holders’ entitlement to such fractional shares.

There can be no assurance that these provisions will successfully protect holders of shares of Class B common stock from the material dilution that may result from judicial claims.

Description of Common Stock

Holders of our common stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of our capital stock. The rights and preferences of holders of our common stock will be junior to the rights of holders of any series of preferred stock that we may designate and issue in the future.

Voting Rights.  Each share of common stock is entitled to one vote on every matter properly submitted to the shareholders for their vote. There shall be no cumulative voting of a class or series of capital stock in the election of our directors.

Dividends.  Subject to the preferential rights, if any, of holders of any outstanding shares of preferred stock, the holders of common stock are be entitled to receive ratably such dividends, if any, as the board of directors may declare on the common stock out of funds legally available for that purpose.

Conversion.  All or any portion of our Class A common stock may, at the sole discretion of our board of directors and after considering relevant factors, including market conditions at the time, be converted to Class B common stock.  Our Class B common stock is not convertible into any other shares of our capital stock.

Liquidation.  Subject to the preferential rights, if any, of any outstanding shares of preferred stock, upon our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in that portion of our assets that shall be available for distribution to the holders of such class or series.

Special Meetings of Shareholders.  Special meetings of our shareholders may be called by the Chairman of the board or a majority of the whole board of directors.

Advance Notice Requirements for Shareholder Proposals Other than Nomination of Directors.  Our bylaws provide that shareholders must deliver a written notice to our corporate secretary regarding proposals to be voted on by the shareholders in the case of an annual meeting, not later than 120 days nor earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 60 days after this anniversary date, the proposing shareholder must deliver the notice not later than the 10th day following the day on which we announce the date of the annual meeting.

Advance Notice Requirements for Director Nominations.  Our bylaws provide that in order for an individual who is not nominated for election as a director by the nominations committee of our board of directors to be a qualified candidate:

•	the individual must be nominated for an election to be held at a meeting of shareholders;

•	the individual must be nominated by a shareholder of record on the record date for the meeting;

•	the individual must be less than 72 years old; and

•
the nominating shareholder must have written notice delivered to or mailed and received at our principal executive offices in the case of an annual meeting, not later than 120 days nor earlier than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 60 days after this anniversary date, the proposing shareholder must deliver the notice not later than the 10th day following the day on which we announce the date of the annual meeting.

Amendments; BCBSA Approval Requirement.  Our board of directors shall have the power to amend our bylaws by the vote of a majority of the whole board of directors. Our shareholders shall have the power to amend our bylaws by the vote of at least a majority of the holders of the then issued and outstanding shares of capital stock entitled to vote thereon. Notwithstanding anything contained in the bylaws to the contrary, the approval of Blue Cross and Blue Shield Association (the “BCBSA”) (unless each and every License Agreement with BCBSA to which we shall be subject shall have been terminated) shall be required to amend (i) the prohibition on cumulative voting in the election of directors, (ii) the requirement that directors comply with BCBSA rules, (iii) the requirement that the members of certain committees not be employees of us or our subsidiaries as required by BCBSA, (iv) the provision that failure to comply with BCBSA rules will be considered just cause for the removal of a director and (v) this approval requirement.  The term “whole board of directors” means the total number of Directors which we would have as of the date of such determination if the board of directors had no vacancies.

Cumulative Voting.  Our articles and bylaws prohibit cumulative voting for the election of directors.

Board of Directors

Classification.  Our board of directors is divided into three classes serving staggered three year terms.

Limitations on Ownership of Common Stock in Our Articles

Our license agreements with BCBSA require, as a condition to our retention of the licenses, that our articles contain certain provisions, including limitations on the ownership of our common stock.  Our articles provide that no person may beneficially own shares of our voting capital stock in excess of the specified BCBSA ownership limit

(the BCBSA ownership limit).  The BCBSA ownership limit, which may not be exceeded without prior approval of the BCBSA, is the following:

•	for any “Institutional Investor”, one share less than 10% of our outstanding voting securities;

•	for any “Noninstitutional Investor”, one share less than 5% of our outstanding voting securities; and

•	for any person, one share less than 20% of the number of shares of common stock issued or outstanding or any combination of shares that represents 20% or more of the ownership interest in our company.

“Institutional Investor” means any person if (but only if) such person is identified in Rule l3d-l(b)(l)(ii) under the Exchange Act, provided that every filing made by such person with the SEC under Regulation 13D-G (or any successor Regulation) under the Exchange Act with respect to such person’s beneficial ownership of capital stock by such person shall have contained a certification identical to the one required by Item 10 of Schedule 13G, or such other affirmation as shall be approved by the BCBSA and the board of directors.

“Noninstitutional Investor” means any person that is not an Institutional Investor.

Any transfer of stock that would result in any person beneficially owning shares of capital stock in excess of the ownership limit will result in the intended transferee acquiring no rights in such shares (with certain exceptions) and the person’s shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of shares will not violate the ownership limit. These provisions prevent a third party from obtaining control of our company without obtaining the prior approval of our continuing directors and the 75% supermajority vote of our shareholders required to amend these provisions of our articles and may have the effect of discouraging or even preventing a merger or business combination, a tender offer or similar extraordinary transaction involving us.

Limitation of Liability of Directors and Officers.

Our articles provide that the personal liability of our directors for monetary damages due to breaches of their fiduciary duties will be eliminated, except for liability:

•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for an improper payment of a dividend or an improper purchase or redemption of our stock, in contravention of the PRGCL; and

•	for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers.

The PRGCL contains detailed and comprehensive provisions providing for indemnification of directors and officers of Puerto Rico corporations against expenses, judgments, fines and settlements in connection with litigation. Under the PRGCL, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Our articles provide that every person who:

•	is or was a director, officer or employee; or

•	is or was a director, officer, employee or agent of any other enterprise, serving as such at our request;

will be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving the person in this capacity.

Our articles also permit us to secure insurance on behalf of any officer, director or employee for any liability asserted against or incurred by these individuals in their capacity, or arising out of their status, regardless of whether other provisions of our articles would permit indemnification. However, we do not have to indemnify for any amounts which have been paid directly to such person by insurance maintained by us, and any indemnification provided pursuant to the indemnification section of our articles cannot be used as a source of contribution to, or as a substitute for, any indemnification obligation available from another entity. Indemnification will not be given if the amounts are covered by another indemnification obligation or by insurance coverage.

Advancement of Expenses; Reimbursement of Expenses. To the extent permitted by the PRGCL, our articles provide that we may advance certain expenses incurred in defending various types of claim.  In addition, we will reimburse attorney’s fees incurred by any of our directors or officers in enforcing any such person’s indemnification rights if it is ultimately determined that they were entitled to indemnification by us.

Listing

Our Class B common stock is listed on the NYSE under the symbol “GTS”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.  Its address is 59 Maiden Lane, New York, New York 10038 and its telephone number at this location is (212) 936-5100.

VALIDITY OF SECURITIES

The validity of the common stock in respect of which this prospectus is being delivered will be passed on for us by Pietrantoni Méndez & Alvarez LLC.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Socios Mayores en Salud Holdings, Inc. and its subsidiaries (“American Health”) from our audit of the internal control over financial reporting), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee		$17,568.32
Printing		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Miscellaneous		*
TOTAL	$	*

     *                 Not presently known.

Item 15.  Indemnification of Directors and Officers

The Puerto Rico General Corporation Law (PRGCL) contains detailed and comprehensive provisions providing for indemnification of directors and officers of Puerto Rico corporations against expenses, judgments, fines and settlements in connection with litigation. Under the PRGCL, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of us, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. No indemnification, however, shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless and only to the extent that the Puerto Rico Court of First Instance or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Our articles provide that every person who:

•	is or was a director, officer or employee; or

•	is or was a director, officer, employee or agent of any other enterprise, serving as such at our request;

will be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving the person in this capacity. We may also purchase and maintain insurance for the benefit of our present and former directors and officers.

Item 16.  Exhibits and Financial Statement Schedules

See Exhibit Index immediately following the signature pages hereof, which is incorporated herein by reference.

Item 17.  Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Puerto Rico on March 6, 2013.

Triple-S Management Corporation

By:	/s/ Roberto García Rodríguez
Roberto García Rodríguez Vice President, General Counsel & Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ramón M. Ruiz-Comas, Amílcar L. Jordán-Pérez and Roberto García Rodríguez, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Ramón M. Ruiz-Comas	President and Chief Executive Officer	March 6, 2013
Ramón M. Ruiz-Comas

/s/ Amílcar L. Jordán-Pérez	Vice President and Chief Financial Officer	March 6, 2013
Amílcar L. Jordán-Pérez

/s/ Luis A. Clavell-Rodríguez	Director and Chair of the Board	March 6, 2013
Luis A. Clavell-Rodríguez

	Director and Vice-Chair of the Board	March 6, 2013
Adamina Soto-Martínez

/s/ Jesús R. Sánchez-Colón	Director	March 6, 2013
Jesús R. Sánchez-Colón

/s/ Cari M. Dominguez	Director	March 6, 2013
Cari M. Dominguez

/s/ Carmen Ana Culpeper-Ramírez	Director	March 6, 2013
Carmen Ana Culpeper-Ramírez

/s/ Jorge L. Fuentes-Benejam	Director	March 6, 2013
Jorge L. Fuentes-Benejam

Signature	Title	Date

/s/ Antonio F. Faría-Soto	Director	March 6, 2013
Antonio F. Faría-Soto

/s/ Manuel Figueroa-Collazo	Director	March 6, 2013
Manuel Figueroa-Collazo

/s/ Juan E. Rodríguez-Díaz	Director	March 6, 2013
Juan E. Rodríguez-Díaz

/s/ Francisco J. Toñarely-Barreto	Director	March 6, 2013
Francisco J. Toñarely-Barreto

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement*
4.1
Articles of Incorporation of Triple-S Management Corporation, as currently in effect, incorporated by reference to Exhibit 3(i)(c) to TSM’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (File No. 001-33865).

4.2	Form of Class B common stock Certificate*
5.1	Opinion of Pietrantoni Méndez & Alvarez LLC*
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 5.1) *
24.1	Power of Attorney (included on the signature page of the Registration Statement)

*  To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the Shares.